Exhibit 99.1

FILED & ENTERED NOV 13 2012 CLERK U.S. BANKRUPTCY COURT Central District of California BY evangeli DEPUTY CLERK

LANDAU GOTTFRIED & BERGER LLP

JON L.R. DALBERG (State Bar No. 128259)

RODGER M. LANDAU (State Bar No. 151456)

1801 Century Park East, Suite 700

Los Angeles, California 90067

Telephone: (310) 557-0050

Facsimile: (310) 557-0056

Email: jdalberg@lgbfirm.com

Email: rlandau@lgbfirm.com

Counsel for Debtor FirstFed Financial Corp.

BROWN LEGAL ADVISORS, LLC DANIEL R. BROWN (Admitted pro hac vice) 4851 N. Winchester Ave. 3rd Floor Chicago, IL 60640 Tel: (773) 527-0585 daniel@brownlegal.net Counsel for Holdco Advisors, L.P

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION

In re FIRSTFED FINANCIAL CORP., Debtor and Debtor-in-Possession.

No. 2:10-bk-12927- ER

Chapter 11

ORDER CONFIRMING MODIFIED SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY THE DEBTOR AND HOLDCO ADVISORS L.P., DATED OCTOBER 10, 2012

Date:    October 11, 2012

Time:   10:00 a.m.

Place:   Courtroom 1568

              255 East Temple Street

              Los Angeles, California 90012

Judge:  Ernest M. Robles

On October 11, 2012, the Court held a hearing (“Confirmation Hearing”) regarding the confirmation of the Modified Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P., Dated October 10, 2012 [Dkt # 494], as modified on the record of the Confirmation Hearing (the “Plan”), proposed by FirstFed Financial Corp., debtor and debtor in possession (“FirstFed” or “Debtor”) in the captioned case (“Bankruptcy Case”) under chapter 11 of title 11 of the United States Code, (the “Bankruptcy Code”), and Holdco Advisors L.P. (“Holdco”) as co-proponents (together, the “Plan Proponents”). A copy of the Plan, as so modified, is attached as Exhibit “A” to the Court’s Findings of Fact and Conclusions of Law Re: Confirmation of Modified Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P., Dated October 10, 2012 (“Findings”), entered concurrently herewith. The record of the Confirmation Hearing reflects all appearances that were made by counsel and parties in interest.

The Court, having reviewed and considered:

•	the Plan;

•

the Second Amended Disclosure Statement Re: Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P. Dated June 1 2012 [Dkt # 384] (“Disclosure Statement”), as approved by this Court’s Order Authorizing and Approving (A) the Adequacy of the Second Amended Disclosure Statement Re: Second Amended Plan of reorganization Proposed by the Debtor and Holdco Advisors L.P. dated June 1, 2012; (B) the Form, Scope and Nature of Solicitation, Balloting, Tabulation and Notices With Respect Thereto; (C) Related Confirmation Procedures, Deadlines and Notices entered on July 24, 2012 [Dkt # 389] (the “Solicitation Order”);

•

the Plan Proponents’ Brief in Support of Confirmation of Second Amended Plan [Dkt # 411] and all exhibits thereto, including the Declaration of Joseph Casillas and accompanying voting tabulation report (“Tabulation Report”);

•	the declarations of service that relate to the Debtor’s service of the Plan, the Disclosure Statement and other Court-approved solicitation materials that the Debtor filed with the Court;

•	Plan Supplement for Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P. Dated June 1, 2012 [Dkt # 386] (“Plan Supplement”);

•	the Plan Proponents’ Notice of Non-Material Modifications [Dkt # 414] (the “First Non-Material Modification Notice”);

•

the Plan Proponents’ Second Notice of Non-Material Modification to Plan and Plan Supplement [Dkt # 490] (the “Second Non-Material Modification Notice” and, together with the First Non-Material Modification Notice, the “Plan Modifications”);

•	the declarations of service that relate to the Debtor’s service of the Plan Supplement and the Plan Modifications;

•	the Plan Proponents’ Notice of Filing Supplemental Declaration of Jerry Mozian and accompanying declaration [Dkt # 466];

•

the Objection of the FDIC-Receiver to Confirmation of the Second Amended Chapter 11 Plan of Reorganization [Dkt # 474] and related Declaration of Allan H. Ickowitz [Dkt # 473] and Revised Declaration of Allan H. Ickowitz [Dkt # 475] (collectively, the “FDIC-R Objection”)

•	the United States Trustee’s Objection to Confirmation of Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P. [Dkt # 438] (“US Trustee Objection”);

•

the Reply of Plan Proponents to Objection of the United States Trustee to Confirmation of the Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P. Dated June 1, 2012 and accompanying Declaration of Jon L.R. Dalberg [Dkt # 485];

•	the Confirmation by Wilmington Trust Company as Indenture Trustee of its Support of the Chapter 11 Plan [Dkt # 489];

•	the Stipulation Resolving the Objections of the FDIC-Receiver to the Second Amended Chapter 11 Plan of Reorganization [Dkt # 488] and this Court’s Order approving the same [Dkt # 491];

•	the FDIC-Receiver’s Notice of Withdrawal of Objection to Confirmation of the Second Amended Chapter 11 Plan of Reorganization [Dkt # 496] (the “FDIC-R Objection Withdrawal Notice”);

•

the Statement of Current and Former Directors and Officers Re: Modified Second Amended Chapter 11 Plan of Reorganization Proposed by the Debtor and Holdco Advisors L.P. Dated October 10, 2012 [Dkt # 495];

•	all other pleadings and evidence submitted before or at the Confirmation Hearing;

•	the record in the Bankruptcy Case; and

•	the arguments and representations of counsel at the Confirmation Hearing; and the Court having entered its Findings, and good cause appearing therefor:

IT IS HEREBY ORDERED THAT:

A.	PLAN CONFIRMATION

1. The Plan is approved and confirmed under section 1129 of the Bankruptcy Code. The Exhibits to the Plan and the Plan Modifications are authorized and approved, and shall be deemed a part of the Plan, and are incorporated by this reference. The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on this Court’s approval and authorization of, or the validity, binding effect and enforceability of, such provision; and each provision of the Plan is authorized and approved and shall have the same validity, binding effect and enforceability as every other provision of the Plan, whether or not mentioned in this Order.

2. All objections to the confirmation of the Plan that have not been stricken, withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Plan included therein or otherwise made in any pleading, correspondence, written or oral statement, or other communication to the Bankruptcy Court, the Debtor, the Plan Proponents, the United States Trustee, or other parties in interest, including the US Trustee Objection, are OVERRULED on the merits.

B.	BINDING EFFECT OF PLAN AND CONFIRMATION ORDER

3. The provisions of the Plan, including all documents incorporated as part of this Plan, and this Confirmation Order shall be binding under section 1141 of the Bankruptcy Code on (a) the Debtor and its Estate,1 (b) Holdco, (c) all Holders of Claims against the Debtor, (d) all Holders of Interests in the Debtor, (e) all other parties in interest, (f) the Reorganized Debtor, and (g) any holder of an Administrative Claim, Claim against, or Interest in the Debtor, including all federal, state and local governmental entities and fiscal intermediaries thereof, whether or not such holder or entity has voted to accept or reject the Plan or has filed or is deemed to have filed a proof of Claim or Interest, made a demand for payment of any Claim, or has made an appearance in the Bankruptcy Case.

4. In the event of any discrepancy or contradiction between the Plan and this Order, the Plan shall control.

C.	ADMINISTRATIVE EXPENSE CLAIMS AND BAR DATE

5. Pursuant to Article III. A.1. of the Plan, requests for payment of Administrative Claims, including all Administrative Claims of Professionals incurred from the Petition Date through the Effective Date, must be filed with this Court no later than sixty (60) days after the Effective Date. Failure to file such a request for payment of an Administrative Claim prior to the time set forth in the Plan and herein shall forever bar the Holder from asserting such Claims against the Debtor or its Estate, the property of the Debtor or the Estate, and to the extent applicable, the Reorganized Debtor, and/or the property of such entities; and all such entities, to the extent applicable, shall be discharged of any obligation on such Claim or any other Claim related to such Claim.

[1]	Capitalized terms used herein shall bear the same meaning as is ascribed to them in the Plan, unless otherwise indicated.

D.	OBJECTIONS TO CLAIMS AND CLAIMS OBJECTION BAR DATE

6. Pursuant to Article VII of the Plan, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, on and after the Effective Date, the Reorganized Debtor shall have sole responsibility and authority to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code and as to Holdco Fees and as to Indenture Trustee Fees), to make, File, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to Claims, and to administer and adjust the Claims Register to, among other things, reflect any such settlements, compromises and withdrawals.

7. Pursuant to Article VII of the Plan, unless otherwise extended by order of this Court, any objections to Claims shall be served and filed on or before the later of (a) 90 days after the Effective Date; or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the objecting Creditor and the Reorganized Debtor or by order of the Bankruptcy Court. Unless otherwise extended by order of this Court, Claims arising from the rejection of an executory contract or lease (“Rejection Claims”) shall be filed and served no later than 30 days after the Effective Date, and Objections to Rejection Claims shall be filed ninety (90) days after Rejection Claims are filed.

E.	DISPUTED RESERVE FOR DISPUTED CLAIMS

8. On the Initial Distribution Date, and after making all Distributions required to be made on such date under the Plan, the Reorganized Debtor shall establish a separate Disputed Reserve for Disputed Claims, which Disputed Reserve shall be administered by the Reorganized Debtor. The Reorganized Debtor shall reserve a number of shares of New Series A Common Stock, an amount of Cash, or any other security or equity interest issued under the Plan, as applicable, sufficient to provide Holders of Disputed Claims the treatment such Holders would be entitled to receive under the Plan if all such Disputed Claims were to become Allowed Claims (or such lesser amount as may be estimated by the Bankruptcy Court).

F.	MAINTENANCE OF DISPUTED RESERVE.

9. The Reorganized Debtor shall hold unissued New Series A Common Stock and Cash in the Disputed Reserve in trust, segregated from and not to be commingled with any other assets of the Reorganized Debtor, for the benefit of the Holders of Claims ultimately determined to be Allowed. The Reorganized Debtor shall, in its sole discretion in accordance with the provisions of the Plan and any applicable Order of this Court, distribute such amounts (net of any expenses, including taxes, relating thereto), as such Disputed Claims are resolved by a Final Order, and such New Series A Common Stock and Cash (or other security) will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

G.	EXECUTORY CONTRACTS

10. The rejection of executory contracts and unexpired leases as set forth in Article IV of the Plan is APPROVED AND ORDERED.

H.	IMPLEMENTATION PROVISIONS

11. The form of agreements referred to in Article V of the Plan, which are made part of the Plan through the Plan Supplement (as amended), including the form of New Series B Common Stock Election Trust Agreement and the Articles and Bylaws of the Reorganized Debtor are APPROVED. On the Effective Date, the parties to those agreements shall have all the rights, powers, duties, privileges, responsibilities and authority as set forth in the Plan and in the form of agreements approved herein. Prior to the Effective Date, the Plan may be altered, amended, or modified solely upon the mutual written agreement between the Debtor and Holdco (unless the other party has withdrawn as a proponent of the Plan), and subject to all of the requirements of section 1127 of the Bankruptcy Code. After the Effective Date, the Reorganized Debtor shall have the sole authority and power to alter, amend, or modify the Plan, subject to all of the requirements of section 1127 of the Bankruptcy Code and to the rights and limitations set forth in the Plan.

12. The Plan Proponents (prior to the Effective Date) and the Reorganized Debtor (after the Effective Date) without further action by any Holders of Equity Interests, stockholders, members, creditors or directors thereof, are hereby authorized to execute any documents and take such other action as is necessary to effectuate the Plan and the transactions contemplated thereunder, including, to the extent applicable, all those set forth in Article V of the Plan, as supplemented in the Plan Supplement (as amended).

13. On the Effective Date, the then current directors and officers of the Debtor shall be deemed to have resigned from their respective positions with the Debtor and discharged from all further duties in the Bankruptcy Case.

14. On the Effective Date, all Interests in the Debtor, including all Class 8 Interests, will be cancelled, annulled and extinguished, and will be deemed of no further force or effect, without any further action by any party. Entities or Persons holding such Interests will retain no rights and receive no consideration on account of such Interests.

15. Pursuant to Section 1146 of the Bankruptcy Code, (a) the issuance, transfer of exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making of delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in this Plan and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded is ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

16. Pursuant to section 1142(b) of the Bankruptcy Code and any comparable provisions of applicable business corporation law, the Debtor and the Reorganized Debtor are hereby authorized and empowered to take such actions and to perform such acts as may be necessary, desirable, or appropriate to comply with or implement the Plan, any Plan documents, and all other related documents, instruments, and agreements related thereto, and the obligations thereunder shall constitute legal, valid, binding, and authorized obligations of each of the respective parties thereto, in accordance with their terms and without the need for any stockholder or board of directors’ approval. Further, the Debtor and the Reorganized Debtor are hereby authorized and empowered to take such actions, to perform all acts, to make, execute, and deliver all instruments and documents, and to pay all fees and expenses as set forth in the documents related to the Plan that may be required or necessary for performance thereunder, without the need for approval by any stockholder or the board of directors. Specifically, the Reorganized Debtor shall be incorporated in Maryland and the Debtor shall subsequently merge into the Reorganized Debtor, in accordance with the terms of the Plan. All actions necessary to effect this incorporation, merger, and change of domicile, and all actions related thereto, are hereby approved.

I.	DISCHARGE, INJUNCTIONS AND RELEASES

17. As of the Effective Date, (a) the discharge provided for under applicable law and in Article VIII.B of the Plan, and (b) and the injunction set forth in Article VIII. D of the Plan shall be effective and binding upon all Persons and entities and are incorporated fully in this Order by this reference.

18. Except as expressly stated in the Plan, the releases and exculpations set forth in Article VIII, Sections D and F of the Plan shall be effective and binding upon all Persons and entities and are incorporated fully in this Order by this reference.

19. Except as expressly stated in the Plan, the Bank Regulatory Release set forth in Article VIII.D of the Plan shall be effective and binding upon all Persons and entities and is incorporated fully in this Order by this reference.

20. In addition to the releases contained in the Plan, Holdco and the Indenture Trustee are hereby deemed to have provided a full release of the Releasees and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, and all direct claims, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including those in any way related to the Case or the Plan, and the D & Os are hereby deemed to have provided a full release of Holdco and the Indenture Trustee and their respective property from any and all Causes of Action, whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, and all direct claims, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtor, including those in any way related to the Case or the Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Releasee that results from any act or omission that is determined in a Final Order to be solely due to such Releasee’s own gross negligence or intentional or willful misconduct or fraud; provided further, however, that the foregoing release shall not operate to release claims, obligations, debts, rights, suits, damages, remedies, causes of action, and liabilities: (1) against a party releasing under these releases arising from any contractual obligations owed to such releasing party if (a) expressly set forth in and preserved by the Plan, the Plan Supplement, or related documents or (b) such releases would negatively impair any insurance covering any act or omission of any of the D & Os (and solely to the extent that such release would negatively impair any insurance covering any act or omission by any of the D & Os); or (2) against the Bank or the FDIC (in any capacity, whether in its corporate capacity or as receiver of the Bank), except as otherwise released under the Plan. Except as expressly provided herein, the provisions of the Plan shall control.

21. Neither the Plan nor this Order shall be deemed to waive, diminish, impair, release or otherwise affect the right of the FDIC, whether in its capacity as receiver for First Federal Bank of California, F.S.B. or in its corporate capacity, to assert, pursue, resolve, prosecute, litigate or defend claims that it is the owner of and entitled to possess to the exclusion of all others arising from (a) any and all tax refunds now owed or payable or hereafter owed or payable or paid by any federal or state taxing authority as a result of tax returns filed by First Federal Bank of California, its subsidiaries or affiliates, or the consolidated tax group of which First Federal Bank of California is a member; (b) any claims or causes of action against any persons or entities arising from or related to the malfeasance, breaches of duties, or errors and omissions of any such persons or entities; (c) interests in financial institutions, banker bonds or insurance policies; (d) claims for refunds, reimbursement or loss under any bonds or insurance policies; and (e) any other claims asserted in the Proof of Claim that the FDIC-R filed in this chapter 11 case.

22. In addition, except as provided in Article VIII.D.1 of the Plan, nothing contained in the Plan or in this Order shall impair the right of any Entity, including the Debtor, the Reorganized Debtor, or the D & Os, to pursue and prosecute any claims, or to defend against, assert affirmative defenses, counterclaims or cross claims, against the FDIC or the Bank, including against the FDIC as receiver of the Bank.

J.	POST CONFIRMATION STATUS REPORTS

23. In accordance with Rule 3020-1(b) of the Local Bankruptcy Rules of this Court, the Reorganized Debtor shall, on or before March 6, 2013, file a status report explaining what progress has been made towards consummation of the Plan. The Reorganized Debtor shall serve such report on the U.S. Trustee and those parties who requested special notice in the Bankruptcy Case. A post-confirmation status conference will be held on March 20, 2013 at 10:00 a.m. in Courtroom 1568, 255 East Temple Street, Los Angeles, California 90012.

K.	RETENTION OF JURISDICTION

24. The Court reserves jurisdiction to enter appropriate orders in aid of implementation of this Order and the Plan pursuant to Bankruptcy Code section 1142, and may properly, and does, retain jurisdiction over the matters set forth in section X of the Plan.

L.	CERTAIN ELECTIONS UNDER THE PLAN

25. Holdco has elected not to defer the Effective Date pursuant to Article IX.C of the Plan, and the Effective Date shall not be deferred thereby.

26. Holdco has elected not to proceed with the Holdco Cash Out Election, and, consistent with the Plan, the Holdco Cash Out Election shall be deemed null, void and of no effect, and Holders shall have no rights related to the Holdco Cash Out Election notwithstanding such Holder’s checking of the appropriate box on the Ballot electing the Holdco Cash Out Election. Any Holder that elected the Holdco Cash Out Election shall receive New Series A Common Stock as if such Holder had not made the Holdco Cash Out Election.

27. Holdco has elected not to issue the New Series B Common Stock, and the Holders of Allowed Class 4, Class 5, or Class 6 Claims that made the New Series B Common Stock Election shall receive their pro rata portions of New Series B Common Stock Election Trust Interests.

28. At any time prior to the Reorganized Debtor’s first Distribution of New Class A Common Stock, at Holdco’s election and in Holdco’s sole and absolute discretion, any Holder of an Allowed Class 4 or Class 6 Claim who may not be a holder of New Class A Common Stock consistently with an exemption under the Investment Company Act that the Reorganized Debtor elects to use, may be deemed to have elected the New Series B Common Stock Election.

M.	MISCELLANEOUS

29. The amounts, priorities, secured status, and classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan and any applicable Order of this Court. The amounts, priorities, secured status, and classifications set forth on the Ballots tendered to or returned by holders of Claims and Interests in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in on event shall be deemed to modify or otherwise affect, the actual amount, priority, secured status, or classification of such Claims and Interests under the Plan for distribution purposes, and (c) shall not be binding on, or used as evidence against the Debtor, the Reorganized Debtor, or the Series B Common Stock Election Trustee for any purpose other than with respect to voting on the Plan.

30. Each term and provision of the Plan is hereby deemed to be valid and enforceable pursuant its terms.

31. As soon as practicable after the occurrence of the Effective Date, but no later than ten (10) days thereafter, the Reorganized Debtor shall file and serve on (i) each holder of a Claim, and (ii) each party on the Bankruptcy Rule 2002 special notice list in the Case a written notice of the occurrence of the Effective Date.

32. The Reorganized Debtor shall pay statutory fees and file reports in accordance with the Plan.

33. The 14-day stays provided in Bankruptcy Rules 3020(e) and 6004(h) shall not apply and this Order shall become effective immediately upon entry. Any Orders of the Court that may be construed to be Findings shall be deemed to be incorporated in the Findings and have the same effect as findings of fact and conclusions of law.

34. The reversal or modification of this Order or Findings on appeal shall not affect the validity of the Plan, or any agreement or action authorized by this Order or under the Plan with respect to any entity acting in good faith, whether or not that entity knows of the appeal.

DATED : November 13, 2012	/s/ Ernest M. Robles
United States Bankruptcy Judge

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